UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017 (January 23, 2017)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Definitive Material Agreement

2017 January Joinder Agreement with Respect to Credit Agreement

On January 23, 2017, First Data Corporation (the “Company”) entered into a 2017 January Joinder Agreement (the “Joinder Agreement”) relating to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011, March 13, 2012 and August 16, 2012, as modified as of September 27, 2012 and February 13, 2013, as further amended as of April 10, 2013, April 15, 2013, January 30, 2014, July 18, 2014 and June 2, 2015 and as further modified as of July 10, 2015, November 24, 2015, April 13, 2016, June 2, 2016, October 14, 2016 and December 5, 2016, respectively, among the Company, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Pursuant to the Joinder Agreement, the Company incurred an aggregate principal amount of $1.30 billion in new U.S. dollar denominated term loans maturing on June 2, 2020 (the “2020 Term A Loans”).  The 2020 Term A Loans amortize in quarterly installments equal to 1.25% of the initial aggregate outstanding principal amount of the 2020 Term A Loans, with the first such quarterly payment commencing on March 31, 2017 and with any outstanding principal amount of loans due in full on June 2, 2020.  The interest rate applicable to the 2020 Term A Loans is a rate equal to, initially, at the Company’s option, either (a) LIBOR plus 200 basis points or (b) a base rate plus 100 basis points.  The interest rate on the 2020 Term A Loans may be reduced by 25 basis points based on the Company’s leverage ratio.  The Company will use the proceeds from the incurrence of the 2020 Term A Loans to refinance a portion of its existing first lien indebtedness.

The foregoing description of the Joinder Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Joinder Agreement, which is filed as Exhibit 4.1 hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

4.1

2017 January Joinder Agreement, dated as of January 23, 2017, among the Company, certain of its subsidiaries, each lender party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

Exhibit A — Marked Pages of the Conformed Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: January 24, 2017	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

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